SECOND AMENDMENT TO LOAN AGREEMENT


	This Second Amendment to Loan Agreement (this "Amendment"), made as of this 30th day of June, 1994 among Vanguard Cellular Systems, Inc., a North Carolina corporation (the "Borrower"), the financial institutions whose names appear on the signature pages hereof as Lenders (the "Lenders"), the financial institutions whose names appear on the signature pages hereof as Co-Agents (the "Co-Agents"), The Bank of New York and The Toronto-Dominion Bank as Managing Agents (the "Managing Agents"), The Bank of New York as Administrative Agent (the "Administrative Agent"), The Toronto-Dominion Bank as Documentation/Review Agent (the "Documentation Agent") and Toronto Dominion (Texas), Inc., as Collateral Agent (the "Collateral Agent" and, together with the Managing Agents, the Administrative Agent and the Documentation Agent, the "Agents") as follows:

                            Recitals

	WHEREAS, the parties hereto are parties to the Loan Agreement dated as of April 21, 1993, as amended by that certain First Amendment to Loan Agreement dated as of January 31, 1994 (the "Loan Agreement"); and

	WHEREAS, the parties hereto wish to amend the Loan Agreement (a) to permit the Borrower or one of its Subsidiaries to make certain Acquisitions,
(b) to modify the leverage covenant set forth therein, and (c) to make other changes as otherwise set forth herein;

	NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

	1.	Amendment to Article 1.  Article 1 of the Loan Agreement,
Definitions, is hereby amended by deleting the existing definition of "Allowable Cellular System" appearing therein and substituting, in lieu thereof, the following:

		"Allowable Cellular System" shall mean (a) any Cellular System, the geographical boundaries for which are either within, or contiguous to, or within fifty (50) miles from, any boundary of the Pennsylvania Supersystem, and (b) so long as the aggregate purchase price for such Cellular Systems does not exceed $11,000,000, the Cellular Systems located in Maine # 4 RSA and West Virginia # 1 RSA."


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	2.	Amendment to Section 7.10.  Section 7.10 of the Loan Agreement,
Leverage Ratio, is hereby amended by deleting existing Section 7.10 in its entirety and by substituting, in lieu thereof, the following:

		"Section 7.10 Leverage Ratio. The Borrower shall not at any time permit the Leverage Ratio to exceed the ratios set forth below (subject to adjustment pursuant to Section 2.7(c) hereof) during the periods indicated:

		Period				Ratio

	From June 30, 1994
	  through September 29, 1994	        11.00:1

	From September 30, 1994
	  through December 30, 1994	         9.75:1

	From December 31, 1994
	  through June 30, 1995	        	 7.75:1

	From July 1, 1995
	  through December 31, 1995	         6.50:1

	From January 1, 1996
	  through June 30, 1996  		 5.50:1

	From July 1, 1996
	  and thereafter		  	 4.50:1"

	3.	Representations and Warranties.  The Borrower hereby represents and warrants to the Agents and the Lenders as follows:

		a.	The Borrower has the corporate power and authority
       (i) to enter into this Amendment and (ii) to do all other acts and things as are required or contemplated hereunder to be done, observed and performed by it;

		b.	This Amendment has been duly authorized, validly
       executed and delivered by one or more Authorized Signatories of the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms; and

		c.	The execution and delivery of this Amendment and the
       performance by the Borrower under the Loan Agreement and the other Loan Documents to which it is a party, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any of its Subsidiaries which has not already been obtained, nor is in contravention of or in conflict with the articles of


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


       incorporation or by-laws of the Borrower or any of its Subsidiaries, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower or any of its Subsidiaries is a party or by which any of its assets or properties are or may become bound.

		d.	The representations and warranties contained in Section
       4.1 of the Loan Agreement remain true and correct as of the date hereof, both before and after giving effect to this Amendment and to the making of the Acquisitions described in clause (b) of the amended definition of "Allowable Cellular System" set forth above, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement or to the extent relating specifically to the Agreement Date. No Default or Event of Default now exists or will be caused hereby.

       4.	Conditions Precedent.  The effectiveness of this Amendment is subject to the receipt by the Agents of all documents, instruments, consents or items which the Agents shall deem appropriate in connection herewith.

	5. 	No Other Amendment or Waiver.  Except for the amendments set forth or referred to above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. The Borrower acknowledges and expressly agrees that the Agents and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement.

	6.	Counterparts.  This Amendment may be executed in multiple
counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

	7.	Law of Contract.  This Amendment shall be deemed to be made
pursuant to the laws of the State of New York with respect to agreements made and to be performed wholly in the State of New York and shall be construed, interpreted, performed and enforced in accordance therewith.

	8.	Effective Date.  Upon satisfaction of the conditions precedent referred to in Section 4 above, this Amendment shall be effective as of June 30, 1994.


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

	IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.


BORROWER:			VANGUARD CELLULAR SYSTEMS, INC.,
				a North Carolina corporation


				By: __________________________________

		  		    Its: ______________________________

[CORPORATE SEAL]	            Attest: ___________________________

				    Its: ______________________________


ADMINISTRATIVE AGENT:   	THE BANK OF NEW YORK


			        By: _______________________________

				    Its: __________________________


DOCUMENTATION AGENT:    	THE TORONTO-DOMINION BANK


			        By: ________________________________

				    Its: ___________________________


COLLATERAL AGENT:		TORONTO DOMINION (TEXAS), INC.

				By: ________________________________

				    Its: ___________________________








               [Signatures Continued on Next Page]

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CO-AGENTS:			NATIONSBANK OF NORTH CAROLINA, N.A.


				By: __________________________________

				    Its:_______________________________



				THE BANK OF NOVA SCOTIA


				By: __________________________________

				    Its:_______________________________



				LTCB TRUST COMPANY


				By: __________________________________

				    Its:_______________________________



LENDERS:			THE BANK OF NEW YORK


				By: __________________________________

				    Its:_______________________________



				THE TORONTO-DOMINION BANK


				By: __________________________________

				    Its:_______________________________





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


                                NATIONSBANK OF NORTH CAROLINA, N.A.


				By: __________________________________

				    Its:_______________________________


				THE BANK OF NOVA SCOTIA


				By: __________________________________

				    Its:_______________________________


				LTCB TRUST COMPANY


				By: __________________________________

				    Its:_______________________________


				THE FIRST NATIONAL BANK OF BOSTON


				By: __________________________________

				    Its:_______________________________


				BANK OF MONTREAL


				By: __________________________________

				    Its:_______________________________


				BANQUE NATIONALE DE PARIS


				By: __________________________________

				    Its:_______________________________

				By:  _________________________________

				    Its: ______________________________


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				CREDIT LYONNAIS CAYMAN ISLAND
				BRANCH


				By: __________________________________

				    Its:_______________________________


				THE FIRST NATIONAL BANK OF MARYLAND


				By: __________________________________

				    Its:_______________________________


				CIBC, INC.


				By: __________________________________

			    	    Its:_______________________________


				CORESTATES BANK, N.A.


				By: __________________________________

				    Its:_______________________________


				THE BANK OF TOKYO TRUST COMPANY


				By: __________________________________

				     Its:_______________________________


				FIRST UNION NATIONAL BANK OF NORTH
				CAROLINA


				By: __________________________________

				    Its:_______________________________




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			        NATIONAL WESTMINSTER BANK USA


				By: __________________________________

				    Its:_______________________________


				VAN KAMPEN MERRITT PRIME RATE
				INCOME TRUST


				By: __________________________________

				    Its:_______________________________


				MERIDIAN BANK


				By: __________________________________

				    Its:_______________________________


				BANK OF HAWAII


				By: __________________________________

			   	    Its:_______________________________


				THE SUMITOMO TRUST & BANKING CO.,
				LTD., NEW YORK BRANCH


				By: __________________________________

				    Its:_______________________________


				BANQUE PARIBAS


				By: __________________________________

				    Its:_______________________________